NUMBER

KBSFU

UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP Y46002 12 0

KBS FASHION GROUP LIMITED

UNITS CONSISTING OF ONE (1) SHARE OF COMMON STOCK AND ONE (1) REDEEMABLE WARRANT TO PURCHASE ONE (1) SHARE OF COMMON STOCK

THIS CERTIFIES THAT

SPECIMEN

is the owner of Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.0001 per share ("Common Stock"), of KBS Fashion Group Limited, a Marshall Islands company (the "Company"), and one (1) redeemable warrant (the "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the consummation of an Acquisition Transaction, and (ii) October 25, 2013, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five years from the consummation of an acquisition transaction, or the date of the Company's dissolution and winding up of the Company, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading 90 days after the date of the prospectus covering these securities (the "Prospectus") or the announcement by the underwriters of the Company's initial public offering of the decision to allow earlier trading; provided, however, in no event will the representative allow separate trading of the Common Stock and Warrants until the Company files an audited balance sheet with the Securities and Exchange Commission reflecting the Company's receipt of the gross proceeds of the offering and issues a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of October 25, 2012, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This Unit shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

CHIEF EXECUTIVE OFFICER

SEAL 2012

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

KBS FASHION GROUP LIMITED

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Units*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated __________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).